Exhibit 99.1

STERLING BANCORP AND HUDSON VALLEY HOLDING CORP. COMPLETE MERGER

Combination Creates Strong NY-Metro Regional Bank with $11.2 Billion in Assets

Market Footprint Spans New York City, Westchester County, Hudson Valley,

Long Island and New Jersey

Four Hudson Valley Directors Join Sterling Bancorp Board

MONTEBELLO and YONKERS, NY — June 30, 2015 — Sterling Bancorp (NYSE: STL, “Sterling”) today announced the completion of its previously announced merger with Hudson Valley Holding Corp. (NYSE: HVB, “Hudson Valley”). The merger combines two strong, successful banks to form an institution with approximately $11.2 billion in assets, $6.9 billion in gross loans and over $8.4 billion in deposits, serving the dynamic metropolitan region comprising New York City, Westchester County, the Hudson Valley, Long Island and New Jersey.

The combined company will operate under the Sterling Bancorp name and its principal banking subsidiary will operate under the name Sterling National Bank.

Jack L. Kopnisky, President and CEO of Sterling Bancorp, stated, “The completion of this transaction will further advance our goal of building a high performance regional bank. We are pleased to bring together two strong banking institutions with a shared focus on serving the financial needs of the businesses and consumers in our communities, as well as complementary cultures, and teams of talented and highly dedicated professionals. We look forward to realizing the benefits of the merger in terms of enhanced client service, greater profitability, and the potential for increasing shareholder value.”

Stephen R. Brown, President and CEO of Hudson Valley Holding Corp., commented, “By joining forces with Sterling, we have created a stronger banking institution, expanded the range of financial solutions for existing and new clients, and created an opportunity for our shareholders to have a stake in a growing public company.”

Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 4, 2014 between Sterling and Hudson Valley, each share of Hudson Valley common stock has been converted into the right to receive 1.92 shares of Sterling common stock.

New Directors Named

In connection with the completion of the merger, four Hudson Valley directors, John P. Cahill, James J. Landy, Craig Thompson and William Whiston, will join the Board of Directors of Sterling.

Louis J. Cappelli, Chairman of the Board of Sterling Bancorp, said, “We welcome our new directors from Hudson Valley and look forward to the insights they will contribute as we move forward. Both the Sterling and Hudson Valley teams can be proud of their efforts to build strong, thriving institutions, which have now come together to create a leading regional bank.”

Separately, James Klein retired from his position on the Board of Sterling Bancorp, effective immediately prior to the merger. Mr. Cappelli said, “The Board is extremely grateful for Jim’s many contributions during his years of dedicated service to Sterling, and wish him the best in his future endeavors.”

Advisors

Jefferies LLC served as lead financial advisor to Sterling Bancorp and rendered a fairness opinion to the Board of Directors of Sterling in connection with the transaction. RBC Capital Markets, LLC also rendered a fairness opinion to Sterling’s Board of Directors. Wachtell, Lipton, Rosen & Katz acted as Sterling’s legal counsel. Keefe, Bruyette & Woods, Inc. served as financial advisor to Hudson Valley Holding Corp. and rendered a fairness opinion to the Board of Directors of Hudson Valley in connection with the transaction. Day Pitney LLP acted as Hudson Valley’s legal counsel.

About Sterling Bancorp

Sterling Bancorp, of which the principal subsidiary is Sterling National Bank, specializes in the delivery of service and solutions to business owners, their families, and consumers within the communities we serve through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. Additional information is available at: www.sterlingbancorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this communication are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Sterling’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Hudson Valley and Sterling, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in Sterling’s and Hudson Valley’s reports filed with the Securities and Exchange Commission, the following factors, among others, could cause actual results to differ materially from forward-looking statements: difficulties and delays in integrating the Sterling and Hudson Valley businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Sterling’s stock price; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board or the Office of the Comptroller of the Currency and legislative and regulatory actions and reforms.

For any forward-looking statements made in this communication, Sterling claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. Sterling does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward- looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this communication and attributable to Sterling, Hudson Valley or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication.

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